UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014 (May 2, 2014)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Preliminary Results of Tender Offer Announced

American Realty Capital Healthcare Trust, Inc. (“ARC Healthcare” or the “Company”) (NASDAQ: “HCT”) announced today the preliminary results of its tender offer for the purchase of up to 13,636,364 shares of its common stock, which expired at 12:00 Midnight, Eastern Time, on May 2, 2014.

Based on the preliminary count by DST Systems, Inc., the paying agent and depositary for the tender offer, a total of 70,239,505 shares of the Company’s common stock were properly tendered and not properly withdrawn at the purchase price of $11.00 per share, including 2,915,768 shares that were tendered through notice of guaranteed delivery.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and depositary, the Company will accept for purchase 13,636,364 shares of the Company’s common stock validly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $11.00 per share, for an aggregate cost of approximately $150,000,000, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 13,636,364 shares to be accepted for purchase in the tender offer represent approximately 7.5% of the Company’s currently issued and outstanding shares of common stock. Based on these preliminary numbers, the Company anticipates that following settlement of the tender offer, it will have approximately 169,301,904 shares outstanding.

Due to the oversubscription of the tender offer, based on the preliminary count described above, the Company will accept for purchase on a pro rata basis approximately 19.10% of the shares validly tendered and not properly withdrawn by each tendering stockholder (other than “odd lot” holders, whose shares will be purchased on a priority basis).

The number of shares to be purchased and the proration information are preliminary and subject to change. The preliminary information contained in this press release is subject to confirmation by the paying agent and the depositary and is based on the assumption that all shares tendered through notice of guaranteed delivery will be delivered within three business days of the expiration of the tender offer. The final number of shares to be purchased and the final proration information will be announced following completion of the confirmation process. Payment for the shares accepted for purchase under the tender offer, and return of all other shares tendered and not purchased, will occur promptly thereafter.

The press release announcing the preliminary results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release Announcing Preliminary Results of Tender Offer, dated May 5, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: May 5, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer

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